SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest reported): November 17, 2004

                       Advantage Capital Development Corp.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

             000-50413                              87-0217252
      (Commission File Number)           (IRS Employer Identification No.)

                 2999 N.E. 191st Street, PH2 Aventura, FL 33180
               (Address of Principal Executive Offices)(Zip Code)

                                 (866) 820-5139
              (Registrant's Telephone Number, Including Area Code)

          (Former Name or Former Address, if Changed Since Last Report)

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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE

On November 17, 2004, Advantage Capital Development Corp issued a press release announcing that the Company has obtained $25 million in committed equity capital in the form of a Standby Equity Distribution Agreement (SEDA) with an institutional investor.

Under the terms of the SEDA, the investor has committed to provide up to $25 million of funding to the Company over a 24-month period to be drawn down at the Company's discretion by the sale of its common stock to the investor. This Agreement will provide access to funds for investment opportunities that are currently being evaluated by the Company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired:

      None

(b) Exhibits

Number   Exhibit

10.1     Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ADVANTAGE CAPITAL
                                       DEVELOPMENT CORP.

                                       By: /s/ Jeff Sternberg
                                       -----------------------------------------
                                               Jeff Sternberg, President

November 17, 2004